Exhibit 10.32

SETTLEMENT AND RELEASE

THIS SETTLEMENT AND RELEASE is entered into this 9th day of September 2005, by and between Dotronix, Inc., a Minnesota corporation; Dotronix Technology, Inc., a Minnesota corporation; The Estate of William S. Sadler; and Terry L. Myhre.

The parties acknowledged that:

A.     Myhre and the Estate of William S. Sadler are shareholders of Dotronix, Inc.

B.     Dotronix Technology, Inc. was formed for the purpose of acquiring certain assets of Dotronix Inc.

C.     Myhre, as lender, and Dotronix, Inc., as borrower, are parties to a Loan Agreement dated April 7, 2004, and amended September 27, 2004 (the “Loan Agreement”).

D.     Myhre has advanced $439,000 under the Loan Agreement, which sums, together with accrued interest, are secured by the assets of Dotronix, Inc.

E.     All parties hereto have a financial interest in Dotronix, Inc., and desire to resolve certain disputes, debts and operational difficulties of Dotronix, Inc.

THEREFORE, for good and valuable consideration, set forth below, receipt and sufficiency of which is acknowledged and deemed adequate, the parties agree as follows:

1.     Myhre shall sell to Dotronix Technology, Inc., a portion of the debt owed to him by Dotronix, Inc. under the Loan Agreement, upon the terms and conditions of that certain Assignment of Debt and Security Interest attached hereto as Exhibit A.

2.     Following completion of the above sale, Myhre fully and unconditionally releases any remaining security interest which he may have in the assets of Dotronix, Inc., under the Loan Agreement and any document or instrument contemplated thereby, and, to that end, will immediately file in the Office of the Minnesota Secretary of State the UCC-3 Termination Agreement attached hereto as Exhibit B.

3.     Concurrently with the execution and delivery of this Agreement Dotronix, Inc., is issuing and delivering to Myhre 308,000 shares of the restricted common stock of Dotronix, Inc., in exchange for a cash payment of $35,000 from Myhre to the Company, the cancellation and release, as evidenced by this Agreement, of all payment obligations owed by Dotronix, Inc., to Myhre under the Loan Agreement and any document or instrument contemplated thereby, except for the portion thereof assigned pursuant to Section 1, above, and cancellation of all warrants for the purchase of common stock of Dotronix, Inc., issued or issuable to Myhre under the Loan Agreement.

4.     Contingent upon the completion of the transactions set forth in Sections 1, 2, and 3 set forth above, the undersigned hereby release and discharge Myhre from any and all claims, demands, costs, contracts, liabilities, objections, actions and causes of action of any nature, whether in law or in equity, known or unknown or suspected or unsuspected, which the undersigned ever had or now have against Myhre, including, but not limited to, any claim for any further advances under the Loan Agreement and any document or instrument contemplated thereby.

5.     Myhre hereby releases and discharges the undersigned from any and all claims, actions and causes of action of any nature, whether in law or in equity, known or unknown or suspected or unsuspected, which Myhre ever had or now has against the undersigned, including, but not limited to, any claim pertaining to or arising under the Loan Agreement and any document or instrument contemplated thereby.

6.     The parties hereto acknowledge and agree that this Agreement is entered into as a compromise settlement which is not in any respect or for any purpose to be deemed or construed as an admission or concession of any liability whatsoever on the part of either party.

7.     It is understood by the parties hereto that the facts pursuant to which this Agreement is made may hereafter prove to be other than or different from the facts now known by them to be true. Each of the parties hereby expressly accepts and assumes the risk of the facts proving to be different, and each of the parties hereto agrees that all the terms of this Agreement shall be in all respects effective and not subject to termination or rescission on account of any such difference in facts. Each party waives and relinquishes all rights and benefits of any claims which a party does not know or suspect to exist in that party’s favor at the time of executing the release, which if known by that party may or must have materially affected the party’s settlement as provided herein.

8.     If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, plus interest on the award at a reasonable current rate of interest as determined by the court, in addition to any other relief to which it or they may be entitled.

9.     This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, assigns and successors.

10.     The parties hereto warrant and guarantee that each person whose signature appears hereon has been duly authorized and has full authority to execute this Agreement on behalf of the entity appearing above each such signature. This Agreement may be executed in duplicate originals.

11.     Each party hereto represents and warrants that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or corporation whatsoever, any claims, debt, liability, demand, obligation, action, cost, expenses, damage, or cause of action herein released. Each party hereto agrees to indemnify and hold harmless each other and each of the persons, firms, estates and corporations released herein against any claim, debt, liability, demand, obligations, action, cost, expense, damage or cause of action based upon, arising out of, or in connection withy any such transfer or assignment or purported transfer or assignment.

12.     Each party shall sign any document and do all other things reasonably necessary to carry out the terms of this Agreement.

13.     The validity, construction and performance of this Agreement shall be subject to and controlled by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first above written.

Dotronix, Inc.		Estate of William S. Sadler

By:	s/s Kurt T. Sadler	By:	s/s Dorothy E. Sadler
Its:	President		Dorothy E. Sadler Personal Representative
Dotronix Technology, Inc.
By:	s/s Robert V. Kling	By:	s/s Jill D. Sadler
Its:	President		Jill D. Sadler Personal Representative
		By:	s/s Kurt T. Sadler
Kurt T. Sadler Personal Representative

s/s Terry L. Myhre
Terry L. Myhre Individually

EXHIBIT A
TO
SETTLEMENT AND RELEASE

ASSIGNMENT OF DEBT AND SECURITY INTEREST

This Agreement made this 9th day of September, 2005, by and between Terry L. Myhre, Assignor, and Dotronix Technology, Inc., a Minnesota corporation, Assignee.

In consideration of the transfer by Assignee to Assignor of 8,000 issued shares of the common stock of Dotronix, Inc, (the “Company”) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, bargains, sells, conveys, assigns, transfers and sets over unto Assignee, the following:

(a)    ______all of Assignor’s right, title and interest in and to the sum of $12,000 owed by the Assignor by the Company (the “Claim”);

(b)     all causes of action Assignor may have against the company and any liens, security interests or guarantees serving as security or surety for the Claim (the “Rights”);

(c)     all of Assignor’s right, title and interest and to the following agreements and instruments and all collateral pledged by the Company thereunder (such right, title and interest being collectively referred to hereinafter as the “Loan Rights”):

(i)     $12,000 in principal amount of that certain Promissory Note made by the Company and dated April 7, 2004, as amended by the Amending Agreement; and

(ii)    that certain Security Agreement dated April 7, 2004, between the Company and Assignor.

Assignor represents and warrants that he has good and marketable title to the Claim, the Rights and the Loan Rights, and by the execution and delivery of this Assignment the Assignee will acquire good and marketable title to the Claim, the Rights and the Loan Rights, free and clear of any liens, security interest or encumbrances, whatsoever. Assignor makes no representation or warranty with respect to collectibility of the Claim or the ability of Assignee to prevail in attempting to enforce any of the Right or Loan Rights.

THIS ASSIGNMENT IS CONDITIONED UPON EXECUTION BY ALL PARTIES OF THE SETTLEMENT AND RELEASE AGREEMENT TO WHICH THIS ASSIGNMENT IS ATTACHED.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the date set forth above.

ASSIGNOR

s/s Terry L. Myhre
Terry L. Myhre